Exhibit 10.8

STOCK OPTION AGREEMENT (this “Agreement”), dated as of October 6, 2005 (the “Effective Date”), between GSI HOLDINGS CORP., a Delaware corporation (the “Company”), and                      (the “Optionee”).

INTRODUCTION

The Company has adopted the GSI Holdings Corp. 2005 Management Stock Incentive Plan (the “Plan”), a copy of which has been provided to the Optionee.

The Company desires to grant the Optionee the opportunity to acquire an equity interest in the Company to encourage the Optionee’s contribution to the success and progress of the Company and its wholly-owned subsidiary, The GSI Group, Inc., a Delaware corporation (“GSI Group”).

In accordance with the Plan, the Committee (as defined in the Plan) has granted to the Optionee a non-qualified option to purchase shares of Common Stock, $0.01 par value per share, of the Company (the “Common Stock”) subject to the terms and conditions of the Plan and this Agreement.

In consideration of the mutual covenants set forth below and for other good and valuable consideration, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1. Definitions. Capitalized terms used herein shall have the following meanings:

“Act” is defined in Section 8(a).

“Affiliate” means, with respect to any specified person, a limited or general partner or member of such Person or another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified, and with respect to a natural Person shall include any Family Member of such Person.

“Agreement” means this Stock Option Agreement.

“Cause” has the meaning ascribed to such term in the Executive Severance and Restrictive Covenant Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” has the meaning ascribed to such term in the Plan.

“Common Stock” is defined in the Introduction.

“Company” is defined in the preamble.

“Disability” has the meaning ascribed to such term in the Executive Severance and Restrictive Covenant Agreement or if the Optionee is not party to such an agreement, means the Optionee becoming unable to substantially perform services for 30 consecutive days, or for shorter periods aggregating 90 days in any 12-month period, due to a physical or mental disability, whether resulting from illness, accident or otherwise.

“Effective Date” is defined in the preamble.

“Executive Severance and Restrictive Covenant Agreement” means any Executive Severance and Restrictive Covenant Agreement entered into by and between GSI Group and Optionee, whether on or before the date hereof.

“Exercise Price” is defined in Section 2.

“Family Member,” with respect to the Optionee, means (x) the Optionee’s spouse, children, grandchildren, parents, grandparents (natural, step, adopted or in-laws), siblings, nieces and nephews or (y) a trust, corporation, limited liability company, partnership or other entity, all of the beneficial interests in which shall be held directly or indirectly by the Optionee or one or more persons described in clause (x); provided, however, that during the period any such trust, corporation, limited liability company, partnership or other entity holds any right, title or interest in any Options or Common Stock, no person or entity other than the Optionee or one or more Family Members of the Optionee of the type listed in clause (x) may be or become beneficiaries, stockholders, members or limited or general partners or owners thereof.

“Good Reason” has the meaning ascribed to such term in the Executive Severance and Restrictive Covenant Agreement.

“GSI Group” is defined in the Introduction.

“Option” is defined in Section 2.

“Optionee” is defined in the preamble.

“Option Shares” is defined in Section 2.

“Permitted Transferee” means (a) any person to whom the Option is transferred by will or the laws of descent and distribution or (b) with the approval of the Committee in its sole discretion and provided that the transfer is for no consideration, any Family Member of the Optionee.

“Plan” is defined in the Introduction.

“Principal Stockholders” means any of Charlesbank Equity Fund V, Limited Partnership, CB Offshore Equity V, L.P., Charlesbank Equity Coinvestment Fund V, Limited Partnership and Charlesbank Coinvestment Partners, Limited Partnership, and their respective Affiliates and direct and indirect transferees.

“Sale Event” shall mean, regardless of form thereof, consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Common Stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, (iv) the sale of all or a majority of the outstanding capital stock of the Company to an unrelated person or entity or (v) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of the transaction. For clarification purposes only, a sale or transfer of stock by a Principal Stockholder or Affiliate thereof to another Principal Stockholder or Affiliate thereof shall not constitute a “Sale Event.”

“Stock Purchase and Management Equity Agreement” means any Stock Purchase and Management Equity Agreement entered into between the Company and Optionee at any time on or after the date hereof.

“Subsidiary” means any joint venture, corporation, partnership, limited liability company or other entity as to which the Company, whether directly or indirectly, has more than fifty percent (50%) of the voting power or rights to capital or profits.

“Termination Date” means the date on which the Optionee ceases to be employed by or serve as a director of or consultant to GSI Group or any Affiliate thereof for any reason.

SECTION 2. Grant of Option. The Company grants to the Optionee the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of                      shares of Common Stock (the “Option Shares”), at the purchase price of $100 per Option Share (as such amount may be adjusted, the “Exercise Price”), on the terms and conditions set forth herein. The Option is not intended to be, and shall not be, an incentive stock option under Section 422 of the Code.

SECTION 3. Vesting. Subject to the other terms of this Agreement regarding the exercisability of the Option, the Optionee may exercise the Option, in whole or in part, to the extent that the Optionee’s rights under the Option have vested. The Option shall vest on a pro rata basis, as described in the next sentence, if, as of the date of any Charlesbank Liquidation Event, the aggregate amount of cash received by the Principal Stockholders from the Company from all Charlesbank Liquidation Events up to and including such date meets both of the following conditions (collectively, “Vesting Conditions”): (i) equals an amount sufficient to provide the Principal Stockholders with at least a twenty percent (20%) IRR on the sum of all cash invested by the Principal Stockholders in the Company with respect to the purchase of equity or convertible debt securities of the Company and (ii) equals an amount sufficient to provide the Principal Stockholders with an ROI Multiple in excess of 2.5 times on the sum of all cash invested by the Principal Stockholders in the Company with respect to the purchase of equity or convertible debt securities of the Company. If the Option meets both of the Vesting Conditions, the Option shall vest on a pro rata basis based on the level of the ROI Multiple between 2.5 and 4.5, provided that 100% of the Option shall vest if the ROI Multiple equals or exceeds 4.5 times. For clarification purposes, the number of vested Option Shares shall equal the product of (x) the actual ROI Multiple as of such Charlesbank Liquidation Event minus 2.5 divided by 2 times (y) the number of Option Shares.

“Charlesbank Liquidation Event” shall mean any event (including but not limited to any distribution, dividend, Sale Event, or other liquidity event) as a result of which the Principal Stockholders receive cash and/or Liquid Securities from the Company; provided, however, that any payment of cash to the Principal Stockholders from the Company which is not directly in respect of equity or convertible debt securities of the Company owned by the Principal Stockholders (such as management fees, consulting fees or expenses reimbursements) shall not be deemed a “Charlesbank Liquidation Event.”

“IRR” shall mean the discount rate (expressed as an annualized percentage rounded to the nearest three decimal places and compounded on an annual basis in accordance with accepted financial practice) which, when used to calculate the net present value, as of May 16, 2005, of the difference between (i) all cash received by the Principal Stockholders from the Company from all Charlesbank Liquidation Events minus (ii) all cash invested by the Principal Stockholders in the Company with respect to the purchase of equity or convertible debt securities of the Company, causes such net present value to equal zero. The “XIRR” function of Microsoft Excel may be used to determine net present values under this definition. For purposes of calculating IRR, no payments or amounts received by the Principal Stockholders from the Company and any subsidiary thereof which are not directly in respect of equity or convertible debt securities of the Company owned by the Principal Stockholders (such as management fees, consulting fees or expenses reimbursements) shall be included in the calculation.

“Liquid Securities” shall mean freely tradable securities of a company listed on the Nasdaq National Market or the New York Stock Exchange having a public float with a market value in excess of $2,000,000,000.

“ROI Multiple” means the amount equal to the quotient of (i) all cash received by the Principal Stockholders for the Company for all Charlesbank Liquidation Events divided by (ii) all cash invested by the Principal Stockholders in the Company with respect to the purchase of equity or convertible debt securities of the Company; provided, however that no payments or amounts received by the Principal Stockholders of the Company and any subsidiary thereof which are not directly in respect of equity or convertible debt securities of the Company owned by the Principal Stockholders (such as management fees, consulting fees or expense reimbursements) shall be included in the calculation.

Vesting shall be cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible, it shall continue to be exercisable, in whole or in part, with respect to all Option Shares for which it is vested until the Option expires under this Agreement or the Plan.

SECTION 4. Expiration.

(a) Subject to the terms of Section 6(b), the vested portion of the Option shall expire on the earlier of (i) the 10th anniversary of the Effective Date, (ii) in the case of an Optionee that is an employee, (1) the 30th calendar day after the Termination Date if the Optionee resigns from the Company with or without Good Reason or if the Optionee is terminated without Cause by the Company, (2) the Termination Date if the Optionee is terminated for Cause by the Company and (3) the 12th month anniversary of the Termination

Date if the Optionee’s employment is terminated by reason of death or Disability and (iii) in the case of an Optionee that is a director or consultant, (1) the 30th calendar day after the Termination Date and (2) the 12th month anniversary of the Termination Date if the Optionee terminates service by reason of death or Disability.

(b) Subject to the terms of Section 6(b), the unvested portion of the Option shall expire on the earlier of the (i) Termination Date, provided that, in the case where the employment or service as a director or consultant of the Optionee is terminated due to death or Disability, the unvested portion of the Option scheduled to become vested within 12 months after the Termination Date shall vest and become exercisable as if the Optionee’s employment or other service had not been terminated, and (ii) the date of a Sale Event in which the Vesting Conditions have not been satisfied.

(c) The Optionee acknowledges that the Option and the Option Shares shall be forfeited upon the breach of certain restrictive covenants set forth in the Executive Severance and Restrictive Covenant Agreement.

SECTION 5. Nontransferability. The Option shall not be transferable by the Optionee except that the Optionee may transfer the Option to a Permitted Transferee, and the Option is exercisable, during the Optionee’s lifetime, only by him or her or a Permitted Transferee, or, in the event of the Optionee’s death or Disability, his or her executor, guardian or legal representative or a Permitted Transferee. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process upon the Option that would otherwise effect a change in the ownership of the Option, shall terminate the Option; provided, however, that, in the case of the involuntary levy of any attachment or similar involuntary process upon the Option, the Optionee shall have 30 calendar days after notice thereof to cure such levy or process before the Option terminates. This Agreement shall be binding on and enforceable against any person who is a Permitted Transferee of the Option.

SECTION 6. Adjustments; Sale Events.

(a) If the shares of Common Stock are changed into or exchanged for a different number or kind of shares or securities as the result of any one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends, stock distributions or similar events, or additional shares or new or different shares or other securities of the Company or other noncash assets are distributed with respect to the shares of Common Stock or other securities, or if as a result of any merger, consolidation or sale of all or substantially all of the assets of the Company, the outstanding shares are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or parent or subsidiary thereof), the Committee shall make an appropriate adjustment in the number and kind of shares subject to the Option, and in the Exercise Price for each share subject to the Option. The adjustment by the Committee shall be final, binding and conclusive. No fractional interests shall be issued on account of any such adjustment unless the Committee specifically determines to the contrary, and the Committee may provide for such customary cash-in-lieu of fractional interests provisions as it deems appropriate.

(b) In the case of and subject to the consummation of a Sale Event, the Option shall terminate upon the effective time of any such Sale Event, unless provision is made in connection with such transaction in the sole discretion of the parties thereto for the assumption or continuation of Options theretofore granted by the successor entity, or the substitution of such Options with new options of the successor entity or a parent or subsidiary thereof, with such adjustment as to the number and kind of shares and the per share exercise prices as such parties shall agree. In the event of such termination, the Optionee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Committee, to exercise all outstanding Options held by such Participant which are then exercisable or will become exercisable as of the effective time of the Sale Event; provided, however, that the exercise of Options not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event. In the event of a Sale Event under the terms of which holders of shares of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Sale Event, then the Committee may instead provide that the Option shall automatically be terminated effective as of the consummation of such Sale Event, and the Optionee shall be entitled to receive in cash the per share consideration payable to such holders in such Sale Event less the Exercise Price attributable to such vested but unexercised portion of the Option (after taking into account any vesting under Section 3 hereof) and any applicable tax withholding obligations.

SECTION 7. Exercise of the Option. Prior to the expiration or termination thereof, the Optionee may exercise the vested portion of the Option from time to time in whole or in part. Upon electing to exercise the Option, the Optionee shall deliver to the Secretary of the Company a written and signed notice of such election setting forth the number of Option Shares the Optionee has elected to purchase and shall at the time of delivery of such notice tender cash or a cashier’s or certified bank check to the order of the Company for the full Exercise Price of such Option Shares and any amount required pursuant to Section 16 hereof; provided that the Committee may, in its sole discretion, permit the Optionee to satisfy any amount required pursuant to Section 16 hereof by having the Company withhold an equivalent amount of exercisable Option Shares upon exercise. The Committee may, in its sole discretion, permit payment of the Exercise Price in such other form or in such other manner as may be permissible under the Plan and under any applicable law.

SECTION 8. Compliance with Legal Requirements.

(a) No Option Shares shall be issued or transferred pursuant to this Agreement unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been satisfied. Such requirements may include, but are not limited to, registering or qualifying such Option Shares under any state or federal law, satisfying any applicable law relating to the transfer of unregistered securities or demonstrating the availability of an exemption from applicable laws, placing a legend on the Option Shares to the effect that they were issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Act”), and may not be transferred other than in reliance upon Rule 144 or Rule 701 promulgated under the Act, if available, or upon another exemption from the Act and applicable state or foreign securities laws, or obtaining the consent or approval of any governmental regulatory body.

(b) The Optionee understands that the Company intends for the offering and sale of Option Shares to be effected in reliance upon Rule 701 or another available exemption from registration under the Act, and except as otherwise provided in any written agreement between the Company and the Optionee, the Company is under no obligation to register for resale the Option Shares issued upon exercise of the Option. In connection with any issuance or transfer of Option Shares, the person acquiring the Option Shares shall, if requested by the Company, provide information and assurances satisfactory to counsel to the Company with respect to such matters as the Company reasonably may deem desirable to assure compliance with all applicable legal requirements.

SECTION 9. Subject to Stock Purchase and Management Equity Agreement. The Optionee acknowledges that immediately upon issuance of any Option Shares, such Option Shares and the Optionee’s rights and obligations with respect thereto shall be subject to the terms of Article V (and the applicable provisions of Article VI) of the Stock Purchase and Management Equity Agreement entered into between the Company and Optionee. If the Company and the Optionee are not parties to a Stock Purchase and Management Equity Agreement on the date of issuance of any Option Shares to Optionee, as a condition precedent to the issuance of such Option Shares, the Committee may require the Optionee or the Optionee’s Permitted Transferee to become party to a stock restriction agreement, stockholders’ agreement, voting trust agreement, registration rights agreement or other agreement regarding the Option Shares in such form as the Company may determine from time to time.

SECTION 10. No Interest in Shares Subject to Option. Neither the Optionee nor any beneficiary or other person claiming under or through the Optionee shall have any right, title, interest or privilege in or to any shares of stock allocated or reserved pursuant to the Plan or subject to this Agreement except as to such Option Shares, if any, as shall have been issued to such person upon a valid exercise of an Option or any part thereof.

SECTION 11. Plan Controls. The Option hereby granted is subject to, and the Company and the Optionee agree to be bound by, all of the terms and conditions of the Plan as the same may be amended from time to time in accordance with the terms thereof, but no such amendment shall be effective as to the Option without the Optionee’s consent insofar as it adversely affects the Optionee’s material rights under this Agreement, which consent will not be unreasonably withheld by the Optionee.

SECTION 12. Not an Employment Contract. Nothing in the Plan, this Agreement or any other instrument executed pursuant hereto or thereto shall confer upon the Optionee any right to continue in the service of the Company or any Affiliate, including without limitation GSI Group, or shall interfere in any way with the right of the Company or any Affiliate, including without limitation GSI Group, to terminate such service at any time with or without Cause or notice and whether or not such termination results in (i) the failure of any Option to vest; (ii) the forfeiture of any unvested or vested portion of any Option; and/or (iii) any other adverse effect on the individual’s interests under the Plan.

SECTION 13. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

SECTION 15. CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE STATE OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE OPTION, THE OPTION SHARES OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 16. Taxes. The Committee may, in its sole discretion, make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required to be withheld with respect to the issuance or exercise of the Option including, but not limited to, deducting the amount of any such withholding taxes from any other amount then or thereafter payable to the Optionee, requiring the Optionee to pay to the Company the amount required to be withheld or to execute such documents as the Committee deems necessary or desirable to enable it to satisfy the Company’s withholding obligations, or by any other means provided in the Plan.

SECTION 17. Shareholder Approval. To the extent the provisions of Section 3 would result in an Optionee (or Permitted Transferee) who is a “disqualified individual” within the meaning of Section 280G(c) of the Code receiving an “excess parachute payment” within the meaning of Section 280G(b) of the Code, the relevant provisions of Section 3 shall not be effective unless shareholder approval meeting the requirements of Section 280G(b)(5) of the Code, and the regulations promulgated thereunder, is obtained.

SECTION 18. Notices. All notices, demands and other communications provided for or permitted hereunder will be made in writing and will be by registered or certified first-class mail, return receipt requested, telecopier, courier services or personal delivery to the following addresses, or to such other addresses as will be designated from time to time by a party in accordance with this Section 18:

If to the Company:

GSI Holdings Corp. c/o Charlesbank Capital Partners LLC

600 Atlantic Avenue, 26th Floor

Boston, Massachusetts 02210

Attention: General Counsel

Facsimile: (617) 619-5402

with a copy to:

Covington & Burling

1330 Avenue of the Americas

New York, New York 10019

Attention: Scott F. Smith

Facsimile: (212) 841-1010

If to the Optionee, to the address set forth below the Optionee’s signature below.

SECTION 19. Amendment and Waiver. (a) No failure or delay on the part of the Company or Optionee in exercising any right, power or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver of or consent to any departure by the Company or Optionee from any provision of this Agreement will be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of any such waiver will be given to each party hereto as set forth herein. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement will be effective unless signed in writing by or on behalf of the Company and Optionee.

(b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or Optionee from the terms of any provision of this Agreement, will be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company or Optionee in any case will entitle the Company or Optionee to any other or further notice or demand in similar or other circumstances.

SECTION 20. Entire Agreement. This Agreement, together with the Plan and the Stock Purchase and Management Equity Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the Plan and the

Stock Purchase and Management Equity Agreement, supersede all prior agreements and understandings among the parties with respect to such subject matter hereof and thereof, including the document entitled “Charlesbank—GSI: Management Equity Terms”.

SECTION 21. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof will not be in any way impaired, unless the provisions held invalid, illegal or unenforceable will substantially impair the benefits of the remaining provisions hereof.

SECTION 22. Headings. The headings in this Agreement are for convenience of reference only and will not limit or otherwise affect the meaning hereof.

SECTION 23. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement.

SECTION 24. Further Assurances. Optionee shall cooperate and take such action as may be reasonably requested by the Company in order to carry out the provisions and purposes of this Agreement.

SECTION 25. Remedies. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived.

SECTION 26. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns, including any Permitted Transferees.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

THE COMPANY:

GSI HOLDINGS CORP.

By:
Name:	William Branch
Title:	Chairman

[Signature Page to Stock Option Agreement]

OPTIONEE:

Name:
Address:
Facsimile:

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